                                                                     EXHIBIT 11

                  CONCORDE GAMING CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS


                                                      Three Months Ended March 31,   Six Months Ended March 31,
                                                      ----------------------------  ---------------------------
                                                          1996           1995           1996           1995
                                                      ------------   ------------   ------------   ------------
Weighted average shares outstanding, net of
  treasury stock, beginning of period                   21,929,793     21,929,793     21,929,793     22,083,193

Shares cancelled in accordance with a
  lookback provision of a merger                                 0              0              0        (77,543)

Adjustments for common stock equivalents (1)                 8,453          6,292         28,696          3,626

                                                      ------------   ------------   ------------   ------------
Weighted average common and common equivalent
  shares outstanding, end of period                     21,938,246     21,936,085     21,958,489     22,009,276
                                                      ============   ============   ============   ============


Net earnings                                          $     10,592   $    276,826   $    156,157   $     93,102
                                                      ============   ============   ============   ============


Net earnings per common and common equivalent share   $       0.00   $       0.01   $       0.01   $       0.00
                                                      ============   ============   ============   ============


(1) Represents adjustments computed under the treasury stock method for stock options and warrants granted at fair market value at date of grant.